Exhibit 99.1

Wellgistics Health Achieves SOC 2 Type 1 Compliance, Strengthening Security for AI-Driven Pharmacy Solutions and Employer-Based Healthcare Models

TAMPA, FL, March 18, 2025 (GLOBE NEWSWIRE) — Wellgistics Health, Inc. (NASDAQ: WGRX) (“Wellgistics Health”), a provider of pharmacy solutions and healthcare technology, has successfully completed a third-party audit and achieved SOC 2 Type 1 compliance. This milestone validates that Wellgistics Health meets the industry’s highest standards for security, availability, processing integrity, confidentiality, and privacy, reinforcing its commitment to data protection and regulatory compliance.

SOC 2 Type 1 certification, developed by the American Institute of Certified Public Accountants (AICPA), confirms that Wellgistics Health has implemented strong security controls and operational safeguards to protect sensitive healthcare data. This compliance ensures that Wellgistics Health’s systems, policies, and procedures are designed to manage and secure customer information with the highest level of integrity.

“Achieving SOC 2 Type 1 compliance marks an important step in ensuring that our systems and processes meet the highest security and reliability standards,” said Srini Kalla, CIO at Wellgistics Health. “This certification demonstrates our commitment to protecting customer data and maintaining a strong foundation for future growth.”

The audit was conducted by Sensiba LLP, a nationally recognized CPA and advisory firm specializing in information security and compliance. As a Public Company Accounting Oversight Board (PCAOB)-registered firm, Sensiba LLP assessed Wellgistics Health’s security controls, risk management policies, and adherence to industry best practices. Their evaluation confirmed that Wellgistics Health’s IT infrastructure and operational processes align with SOC 2 Trust Service Criteria, ensuring a robust security framework for its healthcare partners.

With SOC 2 Type 1 compliance, Wellgistics Health reinforces its ability to provide secure, scalable, and compliant pharmacy solutions for healthcare organizations. This achievement strengthens Wellgistics Health’s position as a trusted partner for pharmacies, providers, and health systems seeking reliable and compliant technology solutions.

About Wellgistics Health

Wellgistics Health, Inc. is a holding company for existing and future planned operating companies centered around healthcare technology and pharmaceutical services. It seeks to be a micro health ecosystem, with a portfolio of companies consisting of a technology platform, pharmacy, and wholesale operations that provide novel prescription hub and clinical services. Wellgistics Health is focused on improving the lives of patients while delivering unique solutions for pharmacies, providers, pharmaceutical manufacturers, and payors. With the successful integration of its patient-centric approach and innovative healthcare applications, Wellgistics Health intends to shift the dynamic of pharmaceutical care to revolve around the patient for a wide range of therapeutic conditions by offering a full spectrum of integrated solutions as a result of leveraging the synergies of its business segments to address access, care coordination, dispensing, delivery, and clinical management of pharmaceutical products ranging from “specialty-lite” to general maintenance conditions. For more information, please visit Wellgistics Health’s website at www.wellgisticshealth.com.

Forward-Looking Statements

This press release may contain forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When Wellgistics Health uses words such as “may, “will, “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. These forward-looking statements include, without limitation, Wellgistics Health’s statements regarding Wellgistics Health’s strategy and descriptions of its future operations, prospects, and plans. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from Wellgistics Health ‘s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the uncertainties related to market conditions and other risks detailed in our reports and statements filed with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in Wellgistics Health’s filings with the SEC, which are available for review at www.sec.gov. Wellgistics Health undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

For more information, please contact:
IR@wellgistics.com